                                                                 Exhibit (10)(v)

                  FIRST AMENDMENT TO THE SUNDSTRAND CORPORATION
                        MANAGEMENT STOCK PERFORMANCE PLAN
             (As Amended and Restated effective September 22, 1998)

         WHEREAS, the Sundstrand Corporation Management Stock Performance Plan (the "Plan") was established effective as of November 19, 1996; and

         WHEREAS, the Plan was amended and restated effective as of September 22, 1998, to include restricted stock units and to make certain other changes, and to incorporate therein all prior amendments to the Plan and to make other changes to improve readability of the Plan; and

         WHEREAS, it has been determined that it is appropriate to further amend the Plan;

         NOW, THEREFORE, the Sundstrand Corporation Management Stock Performance Plan, as amended and restated September 22, 1998, is hereby amended effective as of January 15, 1999 as follows:

         1. Section 7.4 of Article 7 of the Plan is amended by changing the title thereof to "Restrictions on Transferability and Vesting; Termination of Restrictions." and by adding the following new paragraph at the end thereof, which new paragraph shall be applicable to all Restricted Stock outstanding on January 15, 1999, or thereafter issued under the Plan:

         "Notwithstanding anything to the contrary contained in the Plan or in any terms and Conditions specified in a Restricted Stock Certificate relating to any Restricted Stock awarded under the Plan, the termination of restrictions on shares of Restricted Stock granted under the Plan which would otherwise terminate at any time during the three
         (3) month period which follows the month in which a quarterly or annual earnings press release of the Company is issued shall terminate on the third business day after the day on which such applicable quarterly or annual earnings press release is issued."

         2. Section 8.4 of Article 8 of the Plan is amended by changing the title thereof to "Restrictions on Transferability and Vesting; Termination of Restrictions." adding the following new paragraph at the end thereof:

         "Notwithstanding anything to the contrary contained in the Plan or in any terms and conditions specified in a Restricted Stock Unit Certificate relating to the issuance of Restricted Stock Units under the Plan, the termination of restrictions on Restricted Stock Units granted under the Plan which would otherwise terminate at any time during the three (3) month period which follows the month in which a quarterly or annual earnings press release of the Company is issued shall terminate on the third business day after the day on which such applicable quarterly or annual earnings press release is issued."

Executed at Rockford, Illinois as of the 15th day of January, 1999.

                                     SUNDSTRAND CORPORATION

                                     By: /s/ Paul Donovan
                                         ------------------------------
                                              Paul Donovan
                                     Title:   Executive Vice President and
                                              Chief Financial Officer